UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 31, 2005


                                   VOIP, INC.
             (Exact name of registrant as specified in its charter)



         Texas                      000-28985                75-2785941
------------------------       ---------------------      -------------------
(State of Incorporation)       (Commission File No.)        (IRS Employer
                                                          Identification No.)



         12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (954) 434-2000
                                 --------------
              (Registrant's telephone number, including area code)

Item 1.01  Entry Into A Definitive Material Agreement

         On June 1, 2005, VoIP, Inc. (the "Company"), and Caerus, Inc. ("Caerus") announced the closing of the merger of Volo Acquisition Corp., a wholly-owned subsidiary of the Company with and into Caerus, with Caerus as the surviving corporation (the "Merger"). The Merger was completed pursuant to an Agreement and Plan of Merger (the "Merger Agreement'), executed on May 31, 2005. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference herein. A copy of the press release of the Company and Caerus announcing the execution of the Merger Agreement and closing of the Merger is filed as Exhibit 99.1 hereto.

The Merger Agreement

         At the effective time of the Merger (the "Effective Time"), and as a result thereof, all shares of Caerus capital stock ("Caerus Common Stock") and certain exercised options were converted into the right to receive 16,928,218 shares of common stock, par value $0.001, of the Company (the "Company Common Stock"). At the Effective Time, except as noted below, all outstanding options to purchase Caerus Common Stock were converted into options to purchase a total aof 493,747 shares of Company Common Stock on the same terms and conditions that are applicable to such Caerus options, with the number of shares of Company Common Stock that were subject to such options and the exercise prices adjusted so as to preserve the economic value of the option. Pursuant to an Option Exchange Agreement entered into between the Company and Shawn M. Lewis, CEO and President of Caerus, Mr. Lewis exchanged his options to purchase 1,000,000 of Caerus Common Stock for 350,000 shares of unregistered, restricted Company Common Stock. In addition, two holders of options to purchase Caerus Common Stock exchanged such options for an aggregate of 252,139 shares of Company Common Stock. A copy of the Option Exchange Agreement is filed as Exhibit 10.1 hereto.

         The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Caerus. The Merger Agreement contains representations and warranties each of the Company and Caerus made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and/or creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Escrow Agreement.

         Pursuant to an Escrow Agreement to be entered into among the Company, Wachovia Bank, as Escrow Agent, and Mr. Lewis, on behalf of himself and as a representative of the Company's stockholders, 2 million shares of Company Common Stock will be placed in escrow (the "Escrowed Shares"), to be held pending the outcome of a dispute between Caerus' subsidiary, Volo Communications, Inc. and MCI WorldCom Network Services, Inc. d/b/a UUNET (the "MCI Dispute"). The Escrowed Shares will be released to the applicable holders of Caerus Common Stock immediately prior to the Effective Time, on a pro rata basis, upon the earlier of the (x) conclusion of the MCI Dispute and (y) upon the following schedule: (i) one-third of the Escrowed Shares on November 30, 2006, (ii) one-third of the Escrowed Shares on August 31, 2007, and (iii) one-third of the Escrowed Shares on May 31, 2008. The number of Escrowed Shares released to the stockholders will be reduced by a number of shares equal to the amount, in excess of $1 million, payable by the Company to MCI with respect to any judgments or settlements as a result of any final, non-appealable outcome in the MCI Dispute (such number of Escrowed Shares to be reduced to be determined by dividing (i) the amount of such excess by (ii) the average closing price of the Company Common Stock on its principal trading market for the 30 trading days immediately preceding the determination of such excess amount. Such withheld Escrowed Shares will be cancelled and the Escrow Holders shall forfeit the right to receive such Escrowed Shares. During the term of the escrow, the Company and Shawn M. Lewis, as representative of the former Caerus stockholders (the "Representative"), shall jointly make all decisions regarding the handling of the litigation. Both parties agree to effect any settlement requiring payment by the Company of $1 million or less that does not cause any cancellation of any of the Escrowed Shares. The Company will have exclusive authority to effect a settlement greater than $1 million that does not cause any cancellation of any of the Escrowed Shares. The Company agreed to use best efforts to vigorously defend and pursue the MCI Dispute, and to cooperate with and assist the Representative in connection therewith.


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

Registration Rights

         In connection with the Merger, pursuant to a Registration Rights Agreement, dated May 31 2005 (the "Registration Rights Agreement"), between the Company, certain warrantholders, and the stockholders of Caerus, the Company granted limited "piggyback" registration rights to the former Caerus stockholders. Under the Registration Rights Agreement, the holders have the right to register up to 10% of the shares of Company Common Stock received in the Merger pursuant to piggyback registration rights, for up to three registrations. A copy of the Registration Rights Agreement is filed as Exhibit
10.3 hereto.

Agreements with YTMJ, LLC

         Also in connection with the Merger, pursuant to an Exchange Agreement, dated May 31, 2005, between YTMJ, LLC ("YTMJ") and the Company, YTMJ converted two promissory notes, plus accrued interest in the aggregate amount of $1,996,477.80 for an additional 1,623,153 shares of Company Common Stock. YTMJ was granted additional "piggyback" registration rights pursuant to a separate Registration Rights Agreement, dated May 31, 2005, between the Company and YTMJ (the "YTMJ Agreement"), to register up to 50% of the shares of Company Common Stock received by YTMJ in the exchange, for up to two registrations. A copy of the Exchange Agreement is filed as Exhibit 10.4 hereto. A copy of the YTMJ Agreement is filed as Exhibit 10.5 hereto.

Agreements with Cedar Boulevard Lease Funding, LLC

         As a condition to the Merger, Cedar Boulevard Lease Funding, LLC ("Cedar"), a lender to Caerus, consented to the Merger and waived certain defaults under the loan documents between Cedar and Caerus, pursuant to a Consent and Waiver Agreement, dated May 31, 2005 (the "Consent"). In order to obtain the waiver, the Company and its subsidiaries agreed to guarantee the obligations of Caerus to Cedar, pursuant to a Guaranty, dated May 31, 2005. In connection with the waiver, Cedar was issued 764,991 shares of Company Common Stock in connection with the exercise by Cedar of its warrants to purchase Caerus Common Stock. The Company and its subsidiaries granted Cedar a security interest in all of their respective assets, pursuant to a Security Agreement, dated May 31, 2005 (the "Security Agreement"), between the Company, its subsidiaries and Cedar. In addition, the Company granted Cedar a warrant for 100,000 shares of Company Common Stock. A copy of the Consent is filed as
Exhibit 10.6 hereto. A copy of the Guaranty is filed as Exhibit 10.7 hereto. A copy of the Security Agreement is filed as Exhibit 10.8 hereto.

Employment Agreement

         In connection with the Merger, on May 31, 2005, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Lewis. Mr. Lewis will be the Company's Chief Technology Officer and will become a director of the Company. The Employment Agreement is for a term of two years (unless terminated earlier pursuant to the terms of the Employment Agreement). Mr. Lewis will receive an annual salary of $200,000. Mr. Lewis will be eligible to participate in the Company's various benefit plans that are available to other executive officers of the Company. In addition of the exchange of Mr. Lewis' options, described above, Mr. Lewis will receive a $40,000 signing bonus within three weeks of the closing of the Merger. Mr. Lewis will be eligible to receive performance bonuses, in the form of performance-based stock options, under the Company's stock option plan, according to as-yet-to-be-determined performance targets. If the Company and Mr. Lewis do not establish the performance targets within 90 days of the closing of the Merger, the Company will pay Mr. Lewis a $15,000 per quarter bonus until such targets are determined. Mr. Lewis will be entitled to receive severance payments if his employment is terminated in certain circumstances. The Employment Agreement contains customary confidentiality and non-competition covenants. The above summary is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.9 hereto.

Item 2.01  Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 above is incorporated herein by reference.


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

Item 3.02  Unregistered Sales of Equity Securities

         The disclosure set forth in the first paragraph of Item 1.01, and the disclosure relating to YTMJ and Cedar above is incorporated herein by reference. The issuance of the Company Common Stock in the Merger was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) and Rule 506 thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         See Item 1.01, "Employment Agreement" above.

Mr. Lewis

         Mr. Lewis, age 36, was the Chief Executive Officer of Caerus from 2001 until the Effective Time. From 1996 to 1998, he was the Chief Operating Officer and Chief Technology Officer of XCOM Technologies, a telecommunications carrier. In 1999, Mr. Lewis co-founded RiverDelta Networks, provider of carrier-class broadband routing, switching and cable modem termination systems, and was its Chief Technology Officer until 2001. Mr. Lewis does not have any family relationship with any director or executive officer of the Company. Mr. Lewis' compensation as an employee of the Company is described in Item 1.01, "Employment Agreement" above. He will serve as Chief Technology Officer and will become a director of the Company.

Safe Harbor

         Statements about the Company's future expectations and all other statements in this Current Report on Form 8-K, other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

         The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

         Exhibit 99.1 hereto is being furnished, and shall not be deemed to be "filed" with the SEC. The information in Exhibit 99.1 shall not be incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

         (a) Financial Statements. Financial statements and pro forma financial information of the acquired business will be filed by amendment to this Form 8-K pursuant to Item 9.01(a)(4) and (b)(2) of Form 8-K.

         (c) Exhibits.

              2.1     Agreement and Plan of Merger, dated as of May 31, 2005.


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

              10.1    Option Exchange Agreement, dated May 31, 2005.

              10.2    Registration Rights Agreement, dated May 31, 2005.

              10.3    Exchange Agreement, dated May 31, 2005.

              10.4    Registration Rights Agreement, dated May 31, 2005.

              10.5    Consent and Waiver Agreement, dated May 31, 2005.

              10.6    Guaranty, dated May 31, 2005.

              10.7    Security Agreement, dated May 31, 2005.

              10.8    Employment Agreement, dated May 31, 2005.

              99.1    Press Release, dated June 1, 2005


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2005                    VOIP, Inc.
                                       (Registrant)



                                       By: /s/ Steven Ivester
                                           -------------------------------------
                                           Steven Ivester
                                           President and Chief Executive Officer


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